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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the EOP Operating Limited Partnership Registration Statement on Form S-3 (Reg. No. 333-58689) of our report dated April 12, 2000, on our audits of the consolidated financial statements and financial statement schedules of Cornerstone Properties Limited Partnership as of December 31, 1999 and 1998, and for the years ended December 31, 1999 and 1998 which report is included in the registration statement (No. 333-35590) on Form S-4 and incorporated by reference in this Form 8-K.



/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
June 30, 2000